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                                                                     Exhibit 1.2



                                   $________

                         UBS PREFERRED FUNDING TRUST ___
                      (a Delaware statutory business trust)

                 ___ % Noncumulative Trust Preferred Securities
                     representing a corresponding amount of
               ___ % Noncumulative Company Preferred Securities of

                      UBS PREFERRED FUNDING COMPANY LLC ___
                     (a Delaware limited liability company)

                      guaranteed on a subordinated basis by

                                     UBS AG

                (a bank organized under the laws of Switzerland)


                        [FORM OF] UNDERWRITING AGREEMENT

_______ __, 200___


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                        [FORM OF] UNDERWRITING AGREEMENT

                                             _______ __, 200___


UBS SECURITIES LLC
As Representative of the Underwriters
299 Park Avenue

New York, NY 10171-0026

Ladies and Gentlemen:

      UBS Preferred Funding Trust ___ (the "Trust"), a statutory business trust organized under the Statutory Trust Act (the "Delaware Trust Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. Sections 3801 et seq.), UBS Preferred Funding Company LLC ___ (the "Company"), a limited liability company organized under the Limited Liability Company Act (the "Delaware LLC Act") of the State of Delaware (Chapter 18, Title 6, of the Delaware Code, 6 Del. C. Sections 18-101 et seq.), and UBS AG, a bank organized under the laws of Switzerland (the "Guarantor", and together with the Trust and the Company, the "UBS Entities"), confirm their agreement (this "Agreement") with UBS Securities LLC and each of the other underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom UBS Securities LLC is acting as representative (in such capacity, hereinafter referred to as the "Representative") with respect to the sale by the Trust and the purchase by the Underwriters, acting severally and not jointly, of the respective amounts of ___ % Noncumulative Trust Preferred Securities (liquidation preference $[1,000] [25] per trust preferred security) (the "Trust Preferred Securities") representing a corresponding amount of ___ % Noncumulative Company Preferred Securities (the "Company Preferred Securities") set forth opposite their names in Schedule A.

      The Trust Preferred Securities will be issued pursuant to an Amended and Restated Trust Agreement (the "Trust Agreement") to be dated as of the date on which the time of purchase referred to in Section 2(b) hereof occurs (such date, the "Closing Date"), among the trustee named therein (the "Trustee") and the Company, as grantor.

      The proceeds from the sale of the Trust Preferred Securities will be used by the Trust to purchase the Company Preferred Securities, representing limited liability company interests in the Company. The Company Preferred Securities will be issued pursuant to the Amended and Restated Limited Liability Company Agreement of the Company to be dated as of the Closing Date (the "LLC Agreement") among the Guarantor, as initial holder of the common securities of the Company (the "Company Common Securities") and the Trustee on behalf of the Trust, as initial holder of the Company Preferred Securities. The Company Preferred Securities will be guaranteed by the Guarantor to the extent set forth in the UBS AG Subordinated Guarantee Agreement

(the "Guarantee") to be dated as of the Closing Date among the Guarantor and Wilmington Trust Company, as guarantee trustee (the "Guarantee Trustee", and together with the Trustee, the "Trustees"). The Trust Preferred Securities, the Company Preferred Securities and the Guarantee are referred to herein collectively as the "Securities".

      The Company will use the proceeds from the sale of the Company Preferred Securities to acquire, among other things, the ___ % Subordinated Notes of the Guarantor (the "Subordinated Notes").

      The UBS Entities understand that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered and the Trust Agreement and the Guarantee have been qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder (collectively, the "Trust Indenture Act").

      The UBS Entities have prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Act"), with the Securities and Exchange Commission (the "Commission") a shelf registration statement on Form F-3 (File No. 333-___ ) under the Act (the "registration statement"). Amendments to such registration statement, if necessary or appropriate, have been similarly prepared and filed with the Commission in accordance with the Act. Such registration statement, as so amended, has become automatically effective upon filing with the Commission under the Act.

      Except where the context otherwise requires "Registration Statement", as used herein, means the registration statement, as amended at the time of such registration statement's effectiveness for the purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the "Effective Time"), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Securities pursuant to Rule 462(b) under the Act (a "Rule 462(b) Registration Statement").

      Any preliminary prospectus supplement, including any basic prospectus attached to or used with the Prospectus Supplement, as defined below ("Basic Prospectus"), and the documents incorporated by reference therein, relating to the Securities, in the form furnished to you by the UBS Entities for use by the Underwriters and by dealers in connection with the offerings of the Securities, is herein called a "Pre-Pricing Prospectus", except where the context otherwise requires. Promptly after execution and delivery of this Agreement, the UBS Entities will prepare and file a final prospectus supplement relating to the Securities in accordance with the provisions of Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act). The final prospectus supplement relating to the Securities, in the form furnished to you by the UBS Entities for use by the Underwriters and by dealers in connection with the offering of the Securities, is herein called the "Prospectus Supplement". The Prospectus Supplement, together with the Basic Prospectus, is herein called the "Prospectus". The documents listed on Schedule C attached hereto are herein called "Permitted Free Writing Prospectuses". Any Pre-Pricing Prospectus or Basic Prospectus, in either case, together with any combination of one or more Permitted Free Writing Prospectuses, if any, are herein called the "Disclosure Package". As used herein, the terms "registration statement", "Registration Statement", "Basic Prospectus", "Pre-Pricing Prospectus", "Prospectus Supplement", "Prospectus" and "Permitted Free Writing Prospectus" shall be deemed to refer to and include in each case the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein ("Incorporated Documents"), including the documents, if any, filed as exhibits to such Incorporated Documents. The terms "supplement", "amendment" and "amend", as used herein with respect to the Registration Statement, the Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include all documents deemed to be incorporated by reference in the Registration Statement, the Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus that are filed with the Commission on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, such Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Exchange Act").

      SECTION 1. Representations and Warranties by the UBS Entities. The UBS Entities, jointly and severally, represent and warrant to each Underwriter as of the date hereof and as of the time of purchase referred to in Section 2(b) hereof, and agree with each Underwriter, as follows; provided that, (i) each of the Company and the Trust makes no representations or warranties with respect to the Guarantor or any of its subsidiaries other than itself and (ii) the representations and warranties set forth in Sections 1(f), (l) and (s) are made only by the Guarantor and not the Company or the Trust:

      (a) Compliance with Registration Requirements. The Registration Statement has heretofore become effective under the Act or, with respect to any Rule 462(b) Registration Statement, will be filed with the Commission and become effective under the Act no later than 10:00 p.m. (New York City time) on the date of determination of the public offering price for the Securities; no stop order of the Commission preventing or suspending the use of any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for that purpose have been instituted or are pending or, to the knowledge of any of the UBS Entities, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. No notice of objection that the Commission objects to the use of the Registration Statement as an automatic shelf registration has been received by the UBS Entities.

      The Registration Statement complied when it became effective, complies as of the date hereof and, as then amended or supplemented, at the time of purchase and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities, will comply, in each case, in all material respects, with the requirements of the Act; the conditions to the use of Form F-3 in connection with the offering and sale of the Securities as contemplated hereby have been satisfied; the Registration Statement constitutes an "automatic shelf registration statement" (as defined in Rule 405 under the Act), and, as of the determination date applicable to the Registration Statement (and any amendment thereof) and the offering contemplated hereby, each of the UBS Entities is a "well-known seasoned issuer" (as defined in Rule 405 under the Act); the Registration Statement meets, and the offering and sale of the Securities as contemplated hereby complies with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Pre-Pricing Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Act; at no time during the period that begins on the earlier of the date of such Pre-Pricing Prospectus and the date such Pre-Pricing Prospectus was filed with the Commission and ends at the time of purchase did or will any Pre-Pricing Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Pre-Pricing Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Basic Prospectus complied or will comply, at the time it was or will be filed with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, at the time of purchase and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities, will comply, in all material respects, with the requirements of the Act; at no time during the period that begins on the earlier of the date of such Basic Prospectus and the date such Basic Prospectus was filed with the Commission and ends at the time of purchase did or will such Basic Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Basic Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing

Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the Prospectus Supplement and the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, the time of purchase and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities, in all material respects, with the requirements of the Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the earlier of the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission and ends at the later of the time of purchase and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities did or will any Prospectus Supplement or the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date of any Permitted Free Writing Prospectus and ends at the time of purchase did or will such Permitted Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the UBS Entities make no representation or warranty with respect to any statement contained in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning any Underwriter and furnished in writing by or on behalf of such Underwriter through the Representative to the UBS Entities expressly for use in the Registration Statement, such Pre-Pricing Prospectus, the Prospectus or such Permitted Free Writing Prospectus; each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (b) Use of Permitted Free Writing Prospectuses. Prior to the execution of this Agreement, no UBS Entity has, directly or indirectly, offered or sold any Securities by means of any "prospectus" (within the meaning of the Act) or used any "prospectus" (within the meaning of the Act) in connection with the offer or sale of the Securities, in each case other than the Pre-Pricing Prospectuses and the Permitted Free Writing Prospectuses, if any; no UBS Entity has, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rule 163 or with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 or Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Securities contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; neither the UBS Entities nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Securities, "free writing prospectuses" (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; none of the UBS Entities is an "ineligible issuer" (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Securities contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all "road shows" (as defined in Rule 433 under the Act) related to the offering of the Securities contemplated hereby is solely the property of the UBS Entities.

      (c) Independent Accountants. The independent auditors who certified the financial statements included or incorporated by reference in the Registration Statement, any Pre-Pricing Prospectus and the Prospectus are independent public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board with respect to the Guarantor and its subsidiaries.

      (d) Status of the UBS Entities. Each of the Guarantor and each of its subsidiaries that is a "significant subsidiary" as defined in Rule 405 under the Act (each a "Significant Subsidiary") has been duly organized or incorporated under the laws of Switzerland or its respective jurisdiction of organization or incorporation, as the case may be, except to the extent that the failure to be duly organized or incorporated would not have a material adverse effect in the context of the issue of the Securities on the consolidated financial position and consolidated results of operations of the Guarantor and its Significant Subsidiaries, taken as a whole (a "Material Adverse Effect"). The Trust has been duly created as a statutory trust under the Delaware Trust Act and the Company has been duly formed as a limited liability company under the Delaware LLC Act. Each of the Guarantor and each of the Guarantor's Significant Subsidiaries is validly existing and, where such concept applies, is in good standing under the laws of its respective jurisdiction of organization or incorporation, is duly qualified to do business and in good standing in each other jurisdiction in which qualification is necessary for the ownership of its respective properties or for the conduct of its respective businesses, except to the extent that the failure to be validly existing, qualified or in good standing would not have a Material Adverse Effect. The Trust is and will, under current law, be classified as a grantor trust and not an association taxable as a corporation for United States federal income tax purposes.

      Each UBS Entity has the power and authority necessary to own or hold its respective properties, to conduct the businesses in which it is engaged, as described in the Disclosure Package and to enter into and perform its respective obligations under the Transaction Documents (as defined below) to which it is a party, except to the extent that the failure to do so would not have a Material Adverse Effect. Each of the Trust and the Company is not a party to or otherwise bound by any agreement other than the Transaction Documents (as defined below) and agreements ancillary to consummating the transactions contemplated by the Transaction Documents (as defined below).

      (e) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered (if applicable under applicable law) by each of the UBS Entities.

      (f) Absence of Defaults and Conflicts; Absence of Further Requirements. None of the UBS Entities or any of the Significant Subsidiaries is in violation of its constituent documents, charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the UBS Entities or such Significant Subsidiary is a party or by which any of them may be bound, or to which any of the property or assets of any of the UBS Entities or any such Significant Subsidiary is subject, except a default in performance or observance of an obligation, agreement, covenant or condition that does not have and is not likely to have a Material Adverse Effect. The execution, delivery (if applicable under applicable law) and performance of this Agreement, the Trust Agreement, the LLC Agreement, the Guarantee, the Subordinated Notes and the Administration Agreement to be dated as of the Closing Date among the Guarantor and the Company (the "Administration Agreement" and, together with this Agreement, the LLC Agreement, the Guarantee and the Subordinated Notes, the "UBS Documents", and, together with the Trust Agreement, the "Transaction Documents") by the Guarantor, the Company and the Trust, as the case may be, and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the UBS Entities or any Significant Subsidiary under any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which any of the UBS Entities or any such Significant Subsidiary is a party or by which any of them is bound or to which any of their property or assets is subject, except for any such conflict, breach, violation or default that is waived or will not have (A) a material adverse effect on the transactions contemplated by any of the Transaction Documents or (B) a Material Adverse Effect; nor will such actions result in any violation of the provisions of the Articles of Association of the Guarantor, the Trust Agreement or the LLC Agreement or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the UBS Entities or any Significant Subsidiary or any of their properties or assets, except for a violation that will not have a Material Adverse Effect; and, except such as have been obtained or required under the Act, the Exchange Act or state securities laws and the qualification of the Trust Agreement and the Guarantee under the Trust Indenture Act, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body or any stock exchange authorities in Switzerland or the United States is required to be made or obtained by any of the UBS Entities in connection with the offering, issuance, and sale of the Securities or the execution, delivery and performance by the UBS Entities of each of the Transaction Documents, as applicable.

      (g) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, except as otherwise stated therein, (a) there has not been any change in the share capital or long-term debt of the Guarantor or any of its subsidiaries that is material to the consolidated financial position of the Trust, the Company or the Guarantor, and (b) there has been no change, or, to the best of the knowledge of each of the UBS Entities, any development involving a prospective change, in or affecting the business, general affairs, management, consolidated financial position, consolidated shareholders' equity or consolidated results of operations of the Trust, the Company or the Guarantor, otherwise than as set forth or contemplated in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, that has had, or is likely to have, a Material Adverse Effect.

      (h) Investment Company Act. None of the UBS Entities is, and after giving effect to the offering and sale of the Securities and the application of the net proceeds therefrom as described in the forepart of this Agreement and in the Disclosure Package will be, required to register as an "investment company" under the Investment Company Act of 1940, as amended (the "Investment Company Act").

      (i) Absence of Proceedings. Except as disclosed in the Disclosure Package, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending to which any of the UBS Entities or any Significant Subsidiary of the Guarantor is a party or of which any property or assets of any of them is the subject that, if determined adversely to any of them, are likely, individually or in the aggregate, to have a Material Adverse Effect or could adversely affect the consummation of the transactions contemplated by this Agreement or the performance by any of the UBS Entities of its obligations hereunder, and, to the best of the knowledge of each of the UBS Entities, no such proceedings are threatened or contemplated.

      (j) Authorization of Trust Agreement. The Trust Agreement has been duly authorized by the Company and, at the time of purchase, will have been executed and delivered by the Company, as Grantor, and, assuming due authorization, execution and delivery of the Trust Agreement by the Trustee, the Trust Agreement will, at the time of purchase, be a valid and binding obligation of the Company enforceable against it in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except to the extent that enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) (the "Bankruptcy Exceptions"); and, at the time of purchase, the Trust Agreement will have been duly qualified under the Trust Indenture Act.

      (k) Authorization of Trust Preferred Securities. At the time of purchase, the Trust Preferred Securities will have been duly authorized by the Trust Agreement and, when issued and delivered against payment of the consideration set forth in this Agreement, will be validly issued and (subject to the terms of the Trust Agreement) fully paid and non-assessable and will be entitled to the benefits of the Trust Agreement; and the issuance of the Trust Preferred Securities is not subject to preemptive or other similar rights; and (subject to the terms of the Trust Agreement) holders of Trust Preferred Securities will be entitled to the same limitation of personal liability under Delaware law as extended to stockholders of private corporations for profit.

      (l) Authorization of Guarantee. The Guarantee has been duly authorized by the Guarantor and, when validly executed and delivered (if applicable under applicable law) by the Guarantor and, assuming due authorization, execution and delivery of the Company Preferred Securities Guarantee by the Guarantee Trustee, will constitute a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions. At the time of purchase, the Guarantee will have been duly qualified under the Trust Indenture Act.

      (m) Authorization of the LLC Agreement. The LLC Agreement has been duly authorized by the Guarantor and the Trust and, at the time of purchase, will have been duly executed and delivered by the Guarantor and the Trust, and will be a valid and legally binding obligation of the Guarantor and the Trust, enforceable against each of them in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions.

      (n) Authorization of the Company Common Securities. At the time of purchase, the Company Common Securities will have been duly authorized by the LLC Agreement and, when issued and delivered by the Company to the Guarantor against payment therefor as described in the Registration Statement and Prospectus, will be validly issued and (subject to the terms of the LLC Agreement) fully paid limited liability company interests; the issuance of the Company Common Securities is not subject to preemptive or other similar rights; and at the time of purchase all of the issued and outstanding Company Common Securities of the Company will be directly owned by the Guarantor free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

      (o) Authorization of the Company Preferred Securities. At the time of purchase, the Company Preferred Securities will have been duly authorized by the LLC Agreement and, when issued and delivered by the Company to the Trust against payment therefor as described in the Registration Statement and Prospectus, will be validly issued and (subject to the terms of the LLC Agreement) fully paid limited liability company interests; the issuance of the Company Preferred Securities is not subject to preemptive or other similar rights; and at the time of purchase all of the issued and outstanding Company Preferred Securities of the Company will be directly owned by the Trust (subject to the rights of holders of the Trust Preferred Securities) free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity other than claims of holders of the Trust Preferred Securities.

      (p) Authorization of the Administration Agreement. The Administration Agreement has been duly authorized by the Guarantor and the Company and, at the time of purchase, will have been duly executed and delivered by the Guarantor and the Company and will constitute a valid and binding obligation of the Guarantor and the Company, enforceable against the Guarantor and the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions.

      (q) Payments under the Guarantee. All payments, if any, made by the Guarantor under the Guarantee may, under the current laws and regulations of Switzerland, be paid by the Guarantor in United States dollars and may be freely transferred out of Switzerland, and may be paid under the current laws and regulations of Switzerland without the necessity of obtaining any consent, approval, authorization, registration or other action by, or filing with, any governmental authority of Switzerland, except as described or contemplated in the Registration Statement and except for such prohibitions that would not materially aversely affect the financial condition or results of operation of the Guarantor in the context of the issue of the Securities.

      (r) Fair Summary. [The statements set forth in the Registration Statement, any Pre-Pricing Prospectus, any Permitted Free Writing Prospectus and the Prospectus under the captions "Supplemental Information Regarding UBS Preferred Funding Trust ___ ", "Supplemental Information Regarding UBS Preferred Funding Company V", "The UBS Preferred Funding Trusts", "The UBS Preferred Funding Companies", "Description of Trust Preferred Securities", "Description of Company Preferred Securities", "Description of UBS AG Subordinated Guarantees" and "Description of Subordinated Notes of UBS AG" insofar as they purport to constitute a summary of the terms of the Securities and each of the Transaction Documents referred to therein and under the captions "U.S. Tax Considerations" and "Tax Considerations Under the Laws of Switzerland" insofar as they purport to describe the provisions of the laws and documents referred to therein are, in all material respects, accurate, complete and fair.]

      (s) Officer's Certificate. Any certificate signed by the Trustee, an officer of any of the UBS Entities or any of its subsidiaries and delivered to the Underwriters or to counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the relevant UBS Entities to each Underwriter as to the matters covered thereby on the date of such certificate.

      (t) Domicile. The Trust and the Company are, and will be at all times that the Securities are outstanding, resident and effectively managed outside Switzerland and the proceeds from the offering and sale of the Securities will be used outside of Switzerland.

      SECTION 2. Sale and Delivery to Underwriters; Closing.

      (a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Trust, at the initial public offering price set forth in Schedule B, the number of Trust Preferred Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Trust Preferred Securities that such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

      (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Trust Preferred Securities shall be made at the offices of Sullivan & Cromwell LLP or at such other place as shall be agreed upon by the Representative and the UBS Entities, at 10:00 a.m. (New York City time) on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the UBS Entities (such time and date of payment and delivery being herein called the "time of purchase").

      Payment shall be made to the Trust by wire transfer of immediately available funds to a bank account designated by the UBS Entities, against delivery to such persons designated by the Representative for the respective accounts of the Underwriters of one or more certificates in global form for the Trust Preferred Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Trust Preferred Securities that it has agreed to purchase. UBS Securities LLC, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Trust Preferred Securities to be purchased by any Underwriter whose funds have not been received by the time of purchase, but such payment shall not relieve such Underwriter from its obligations hereunder.

      The purchase price per Trust Preferred Security to be paid by the several Underwriters for the Trust Preferred Securities shall be an amount equal to the initial public offering price as set forth in Schedule B.

      As compensation to the Underwriters for their commitments hereunder, the Company hereby agrees to pay at the time of purchase to the Representative, for the accounts of the several Underwriters, a commission per Trust Preferred Security set forth on Schedule B. At the time of purchase, the Company will pay, or cause to be paid, such commission by wire transfer of immediately available funds to a bank account designated by the Representative for the account of the Underwriters.

      (c) Denominations; Registration. Certificates for the Trust Preferred Securities shall be in such denominations and registered in such names as the Representative may request in writing at least one business day before the time of purchase. The Trust Preferred Securities will be made available for examination and packaging by the Underwriters in the City of New York not later than 10:00 a.m. (New York City time) on the business day prior to the time of purchase.

      (d) [Foreign Selling Restrictions.

            (i) United Kingdom. Each Underwriter represents and agrees that (a) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the "FSMA") of Great Britain with respect to anything done by it in relation to the Trust Preferred Securities in, from or otherwise involving the United Kingdom; and (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Trust Preferred Securities or any investments representing the Trust Preferred Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Trust.

            (ii) European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each Underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of Trust Preferred Securities to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Trust Preferred Securities in that Relevant Member State: (a) at any time in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to the Trust Preferred Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, and ending on the date which is 12 months after the date of such publication; (b) at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (c) at any time to any legal entity which has two or more of
      (1) an average of at least 250 employees during the last financial year;
      (2) a total balance sheet of more than E43 million and (3) an annual net turnover of more than E50 million, as shown in its last annual or consolidated accounts; or (d) at any time in any other circumstances which do not require the publication by the Company of a prospectus pursuant to
      Article 3 of the Prospectus Directive.

            For the purposes of this Section 2(d)(ii), the expression an "offer of Trust Preferred Securities to the public" in relation to any Trust Preferred Securities in any Relevant Member State means the communication to persons in any form and by any means of sufficient information on the terms of the offer and the Trust Preferred Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Trust Preferred Securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression "Prospectus Directive" means EU Directive 2003/71/EC on the prospectus to be published when securities are offered to the public or admitted to trading and includes any relevant implementing measure in each Relevant Member State.

            (iii) Japan. Each of the Underwriters understands that the Trust Preferred Securities have not been and will not be registered under the Securities and Exchange Law of Japan (the "Securities and Exchange Law"). Each of the Underwriters represents and agrees that the Trust Preferred Securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to any exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

            (iv) General. With respect to any other jurisdiction outside of the United States, each Underwriter represents and agrees that it has not offered or sold and will not offer or sell any of the Trust Preferred Securities in any jurisdiction, except under circumstances that resulted, or will result, in compliance with the applicable rules and regulations of such jurisdiction.]

      (e) Suitability Restrictions. Each Underwriter represents and agrees that it will not execute any transaction in a discretionary account without prior written approval of the transaction by the customer.

      SECTION 3. Covenants of the UBS Entities.

      The UBS Entities covenant with each Underwriter as follows:

      (a) Compliance with Securities Regulations and Commission Requests. The UBS Entities, subject to Section 3(b), will comply with the requirements of Rule 424(b) and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amended Prospectus shall have been filed, (ii) of any request by the Commission for any amendment or supplement to the Registration Statement any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto and (iii) of any notice of institution of proceedings for, or the issuance by the Commission of, any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any of such purposes. The UBS Entities will make reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

      (b) Filing of Amendments. During the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities, the UBS Entities will give the Representative notice of their intention to file or prepare any amendment or supplement to the Registration Statement, any Pre-Pricing Prospectus or the Prospectus, whether pursuant to the Act, the Exchange Act or otherwise, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

      (c) Delivery of Registration Statements. The UBS Entities have furnished or will deliver to the Representative and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith and documents incorporated or deemed to be incorporated by reference therein) and conformed copies of all consents and certificates of experts, and will also deliver to the Representative upon request, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits and documents incorporated by reference) for each of the Underwriters.

      (d) Delivery of Prospectuses. The UBS Entities have delivered to each Underwriter, without charge, as many copies of each Pre-Pricing Prospectus and any other information included in the Disclosure Package as such Underwriter reasonably requested, and the UBS Entities hereby consent to the use of such copies for purposes permitted by the Act. The UBS Entities will furnish to each Underwriter, without charge, during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the sale of Securities, such number of copies of the Prospectus (as amended), and documents incorporated by reference therein, as such Underwriter may reasonably request. In case any Underwriter is required to deliver a prospectus (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the sale of the Securities after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the UBS Entities will prepare, at their expense, promptly upon request, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be.

      (e) Continued Compliance with Securities Laws. The UBS Entities will comply with the Act, the Exchange Act and the Trust Indenture Act with respect to the offer of the Securities so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with sales of the Trust Preferred Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the UBS Entities, to amend the Registration Statement or amend the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend the Prospectus in order to comply with the requirements of the Act, the UBS Entities will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or amendments as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the UBS Entities will furnish to the Underwriters such number of copies of such amendment as the Underwriters may reasonably request.

      (f) Blue Sky Qualifications. The UBS Entities will use all reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other domestic or foreign jurisdictions as the Representative may designate and to maintain such qualifications in effect for a period of one year from the later of the effective date of the Registration Statement or, if less, such other period as may be necessary to complete the distribution of the Securities; provided, however, that the UBS Entities shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each domestic or foreign jurisdiction in which the Securities have been so qualified, the UBS Entities will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

      (g) Final Term Sheet; Rule 433. The UBS Entities will prepare a final term sheet, containing solely a description of the Trust Preferred Securities, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such Rule. The UBS Entities will comply with Rule 433(g) under the Act.

      (h) Rule 158. The UBS Entities will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to their security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Act.

      (i) Payment of Filing Fees. The UBS Entities will pay the fees applicable to the Registration Statement in connection with the offering of the Securities within the time required by Rule 456 under the Act (without reliance on subsection (b)(1)(i) thereof) and in compliance with Rule 456(r) under the Act.

      (j) Use of Proceeds. The UBS Entities will use or cause to be used the net proceeds received from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds" and such proceeds will be used outside of Switzerland.

      (k) Listing. The UBS Entities will use all reasonable efforts to effect and maintain the listing of the Trust Preferred Securities on the [insert applicable stock exchange].

      (l) Ratings. The UBS Entities shall take all reasonable action necessary to enable Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Ratings Service, a division of McGraw Hill, Inc. ("S&P"), and Fitch, Inc. ("Fitch") to provide their respective ratings of the Trust Preferred Securities and the Company Preferred Securities.

      (m) Clearance and Settlement. The UBS Entities will cooperate with the Underwriters and take all reasonable action necessary if requested by the Representative to permit the Trust Preferred Securities to be eligible for clearance and settlement through the facilities of The Depository Trust Company ("DTC"), Euroclear Bank, S.A., as the operator of the Euroclear System ("Euroclear"), and Clearstream Banking SA ("Clearstream").

      (n) Restriction on Sale of Securities. Except as contemplated by this Agreement, during a period of 30 days from the date of the Prospectus, neither the Trust nor the Company nor any other subsidiary of the Guarantor that is similar to the Trust or the Company will, without the prior written consent of the Representative, directly or indirectly, sell, offer to sell, grant any option for sale of, or otherwise dispose of, any Trust Preferred Securities or any Company Preferred Securities or any security convertible into or exchangeable into or exercisable for Trust Preferred Securities or Company Preferred Securities.

      (o) Reporting Requirements. The UBS Entities, during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

      (p) Management of the Trust and the Company. As long as any of the Securities are outstanding, the Trust and the Company will at all times be resident and effectively managed outside Switzerland.

      SECTION 4. Payment of Expenses.

      (a) Expenses. The UBS Entities will pay all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment or supplement thereto, (ii) the preparation, copying and delivery to the Underwriters of each of the Transaction Documents and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities (other than fees of counsel for the Underwriters related thereto), (iii) the preparation, issuance and delivery of the certificates for the Trust Preferred Securities to the Underwriters, (iv) the fees and disbursements of the UBS Entities' counsel, accountants, experts and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, (vii) the fees and expenses of the Trustees, including the reasonable fees and disbursements of counsel for the Trustees,
(viii) any fees payable in connection with the rating of the Trust Preferred Securities and the Company Preferred Securities, (ix) the fees and expenses incurred in connection with the listing of the Trust Preferred Securities on the [insert applicable stock exchanges], (x) the fees and expenses incurred in connection with the approval by DTC, Euroclear and Clearstream of the Trust Preferred Securities for clearance through their respective systems, and (xi) all filing fees and the reasonable fees and disbursements counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the National Association of Securities Dealers, Inc.

      (b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the UBS Entities shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of [insert name of counsel for underwriters], U.S. counsel for the Underwriters.

      SECTION 5. Conditions of Underwriters' Obligations.

      The obligations of the several Underwriters hereunder are subject to the accuracy in all material respects of the representations and warranties of the UBS Entities contained in Section 1 hereof and in certificates of any officer of the UBS Entities or any affiliate or subsidiary of the UBS Entities delivered pursuant to the provisions hereof, to the performance by each of the UBS Entities in all material respects of its covenants and other obligations hereunder, and to the following further conditions:

      (a) Effectiveness of Registration Statement. The Registration Statement and any Rule 462(b) Registration Statement required to be filed under the Act prior to the sale of the Securities shall have been filed and shall have become effective; and at the time of purchase, no stop order of the Commission preventing or suspending the use of the Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus, the final term sheet contemplated by Section 3(g) or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, shall have been issued under the Act and no proceedings for that purpose initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. At the time of purchase, a prospectus shall have been filed with the Commission in accordance with Rule 424(b).

      (b) Opinion of Swiss Counsel. At the time of purchase, the Representative shall have received a written opinion, dated as of the time of purchase, of Homburger, Swiss counsel to the Guarantor, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect set forth in Exhibit A hereto. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the UBS Entities and certificates of public officials and may contain other customary or appropriate assumptions and qualifications reasonably satisfactory to counsel for the Underwriters.

      (c) Opinion of U.S. Counsel for the UBS Entities. At the time of purchase, the Representative shall have received a written opinion, dated as of the time of purchase, of Sullivan & Cromwell LLP, U.S. counsel for the UBS Entities, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect set forth in Exhibit B hereto. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the UBS Entities and certificates of public officials. Such opinion also may contain other customary or appropriate assumptions and qualifications reasonably satisfactory to counsel for the Underwriters.

      (d) Opinion of Delaware Counsel for the UBS Entities. At the time of purchase, the Representative shall have received a written opinion, dated as of the time of purchase, of Richards, Layton & Finger, P.A., Delaware counsel for the UBS Entities, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect set forth in Exhibit C hereto. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the UBS Entities and certificates of public officials. Such opinion may also contain other customary or appropriate assumptions and qualifications reasonably satisfactory to counsel for the Underwriters.

      (e) Opinion of Counsel for Underwriters. At the time of purchase, the Representative shall have received the favorable opinion, dated as of the time of purchase, of [insert name of counsel for underwriters], U.S. counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters, in form and substance satisfactory to the Underwriters.

      (f) Opinion of Counsel for the Trustees. At the time of purchase, the Representative shall have received a written opinion, dated as of the time of purchase, of Richards, Layton & Finger, P.A., counsel for the Trustees, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect set forth in Exhibit D hereto and to such further effect as counsel for the Underwriters may reasonably request.

      (g) Opinion of U.S. Tax Counsel. At the time of purchase, the Representative shall have received a written opinion, dated as of the time of purchase, of Sullivan & Cromwell LLP, U.S. tax counsel for the UBS Entities, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters. Such opinion shall confirm Sullivan & Cromwell LLP's opinion set forth in the Prospectus under the caption "U.S. Tax Considerations" and state that, subject to the qualifications set forth therein, the discussion set forth in the Prospectus under such caption is their opinion and is an accurate summary of the U.S. tax matters described therein. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the UBS Entities and certificates of public officials. Such opinion may also contain other customary appropriate assumptions and qualifications reasonably satisfactory to counsel for the Underwriters.

      (h) Opinion of Swiss Tax Advisor. At the time of purchase, the Representative shall have received a written opinion, dated as of the time of purchase, of Homburger, Swiss tax advisor for the UBS Entities, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters. Such opinion shall confirm Homburger's opinion set forth in the Prospectus under the caption "Tax Considerations Under the Laws of Switzerland" and state that, subject to the qualifications set forth therein, the discussion set forth in the Prospectus under such caption is their opinion and is an accurate summary of the Swiss tax matters described therein. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the UBS Entities and certificates of public officials. Such opinion may also contain other customary appropriate assumptions and qualifications reasonably satisfactory to counsel for the Underwriters.

      (i) Officers' Certificate. At the time of purchase, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the UBS Entities and their subsidiaries, considered as one enterprise, and the Representative shall have received certificates of an executive of each of the UBS Entities, dated as of the time of purchase, to the effect that there has been no such adverse change that is material in the context of the issue of the Securities, the representations and warranties in
Section 1 hereof were true and correct in all material respects when made and are true and correct in all material respects with the same force and effect as though expressly made at and as of the time of purchase (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth in the applicable representation or warranty), the UBS Entities shall have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the time of purchase, and no stop order of the Commission preventing or suspending the use of the Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued and, to such officer's knowledge, no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

      (j) Accountant's Comfort Letters. At the time of the execution of this Agreement, the Representative shall have received from Ernst & Young LLP a letter, dated as of the date hereof, in form and substance reasonably satisfactory to the Representative, together with signed or reproduced copies of such letters for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, including reports incorporated by reference therein, in each case as specified by counsel for the Underwriters.

      (k) Bring-down Comfort Letters. At the time of purchase, the Representative shall have received from Ernst & Young LLP a letter, dated as of the time of purchase, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (j) of this Section, except that the specified date referred to shall be a date not more than five business days prior to the time of purchase.

      (l) Maintenance of Rating. At the time of purchase, the Trust Preferred Securities and the Company Preferred Securities shall be rated at least [A1] by Moody's, [AA-] by S&P, and [AA+] by Fitch, and the UBS Entities shall have delivered to the Representative a letter dated on, or prior to, the time of purchase, from each such rating agency, or other evidence satisfactory to the Representative, confirming that the Trust Preferred Securities and the Company Preferred Securities have such ratings. Since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the securities of any of the UBS Entities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of

Rule 436(g)(2) under the Act, and no such organization shall have publicly announced that it has under surveillance or review, that does not indicate an improvement, its rating of any securities of any of the UBS Entities.

      (m) Approval of Listing and Settlement. At the time of purchase, the Trust Preferred Securities shall have been approved for listing on [insert applicable stock exchange], subject only to official notice of issuance, and approved for settlement through DTC, Euroclear and Clearstream.

      (n) Additional Documents. At the time of purchase, counsel for the Underwriters shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the UBS Entities in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

      (o) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled in all material respects when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the UBS Entities at any time at or prior to the time of purchase, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

      SECTION 6. Indemnification.

      (a) Indemnification of Underwriters. The UBS Entities agree, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act (each an "Indemnified Person"), as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (the term Prospectus for the purpose of this Section 6 being deemed to include any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any "issuer information" (as defined in Rule 433 under the Act) of any UBS Entity or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Guarantor; and

            (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that the indemnity set forth in this Section 6(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 6 being deemed to include any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any "issuer information" (as defined in Rule 433 under the Act) of the Company or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

      (b) Indemnification of the UBS Entities, Directors and Officers. Each Underwriter, severally in proportion to its respective purchase obligation and not jointly, agrees to indemnify and hold harmless the UBS Entities, their respective directors or Supervisory or Managing Board members, the Trustee or the equivalent thereof, each of the officers of the UBS Entities who signed the Registration Statement, and each person, if any, who controls any of the UBS Entities within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any Prospectus (or any amendment or supplement thereto) or any Permitted Free Writing Prospectus in reliance upon and in conformity with written information furnished to the UBS Entities by such Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), such Prospectus (or any amendment or supplement thereto) or such Permitted Free Writing Prospectus.

      (c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the UBS Entities, provided, however, that if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying party receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action (which approval shall not be unreasonably withheld), unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party be liable for fees and expenses of more than one counsel (in addition to any one firm of local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      (d) Settlement Without Consent If Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

      SECTION 7. Contribution.

      In order to provide for just and equitable contribution in circumstances under which the indemnification provided for in Section 6 hereof is for any reason held to be unenforceable by an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the UBS Entities on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or
(ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the UBS Entities on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

      The relative benefits received by the UBS Entities on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses but after deducting the total underwriting commission received by the

Underwriters) received by the UBS Entities and the total underwriting commission received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

      The relative fault of the UBS Entities on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the UBS Entities or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The UBS Entities and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

      Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Trust Preferred Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

      No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director or Supervisory or Managing Board member or the equivalent of the UBS Entities, the Trustee, each officer of the UBS Entities who signed the Registration Statement, and each person, if any, who controls any of the UBS Entities within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the UBS Entities. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Trust Preferred Securities set forth opposite their respective names in Schedule A hereto and not joint.

      SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the UBS Entities or any of their subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the UBS Entities, and shall survive delivery of the Trust Preferred Securities to the Underwriters.

      SECTION 9. Termination of Agreement.

      (a) Termination; General. The Representative may terminate this Agreement, by notice to the Guarantor, at any time at or prior to the time of purchase if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, Pre-Pricing Prospectus, Permitted Free Writing Prospectus, if any, and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs or business prospects of the UBS Entities and their subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (i) if there has occurred any material adverse change in the international financial markets or the financial markets in the United States or Switzerland, or any outbreak of hostilities or escalation thereof affecting the United States or Switzerland or other calamity or crisis, or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative (after discussion with the Guarantor to the extent practicable), impracticable to market the Trust Preferred Securities or to enforce contracts for the sale of the Trust Preferred Securities, or (ii) if trading in any securities of the UBS Entities has been suspended or materially limited by the Commission, the New York Stock Exchange or [insert applicable stock exchanges] or (iii) if trading generally on the American Stock Exchange or the New York Stock Exchange or the [insert applicable stock exchanges] or in the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any such exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or
(iv) if trading in any securities of the Guarantor has been suspended or limited on any stock exchange in Switzerland, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required by any such stock exchange or any competent governmental authority in or of Switzerland, or
(v) if a banking moratorium has been declared by either Federal or New York, or Swiss authorities, or (vi) if there has occurred a change or an official announcement by a competent authority of a forthcoming change in Swiss taxation materially adversely affecting the Guarantor or the Guarantee or the transfer thereof or the imposition of exchange controls by the United States or Switzerland.

      (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in

Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

      SECTION 10. Default by One or More of the Underwriters.

      If one or more of the Underwriters shall fail at the time of purchase to purchase the Trust Preferred Securities that it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

            (i) if the number of Defaulted Securities does not exceed 10% of the aggregate number of the Trust Preferred Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

            (ii) if the number of Defaulted Securities exceeds 10% of the aggregate number of the Trust Preferred Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

      No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

      In the event of any such default that does not result in a termination of this Agreement, either the Representative or the Guarantor shall have the right to postpone the time of purchase for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

      SECTION 11. Notices.

      All notices, requests, statements and other communications hereunder shall be in writing and shall be delivered or sent by mail, messenger or any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative c/o UBS Securities LLC, Attention: Debt Syndicate Manager, Facsimile No. [(203) 719-0495]; and notices to the Guarantor shall be directed to UBS AG, Attention: General Counsel, Facsimile No. [212) 821-5804]. Any such notice, request, statement or communication shall be effective upon receipt thereof.

      SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the UBS Entities and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the UBS Entities and their respective successors and the controlling persons and officers and directors and Supervisory and Managing Board members or the equivalent referred to in Sections 6 and 7, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the UBS Entities and their respective successors, and said controlling persons and officers and directors and Supervisory and Managing Board members or the equivalent, and for the benefit of no other person, firm or corporation. No purchaser of Trust Preferred Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

      SECTION 13. Governing Law, Submission for Jurisdiction.

      (a) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

      (b) Submission to Jurisdiction. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the UBS Entities brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any Federal court located in the State of New York, (ii) waives, to the fullest extent it may effectively do so, any objection that it may now or hereafter have to the laying of venue of any such proceeding and
(iii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Guarantor irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby that is instituted in any New York court or in any competent court in Switzerland. The UBS Entities have appointed [James E. Odell, Esq., c/o UBS AG, 299 Park Avenue, New York, New York, 10171], as their authorized agent (the "Authorized Agent") upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby that may be instituted in any New York court by any Underwriter or by any person who controls any Underwriter, expressly consent to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The UBS Entities represent and warrant that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon such Authorized Agent and written notice of such service to the UBS Entities shall be deemed, in every respect, effective service of process upon the UBS Entities.

      SECTION 14. Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the "judgment currency") other than United States dollars, the Guarantor will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars. In the event that any such Underwriter, as a result of any variation as noted in (i) or (ii) above, recovers an amount of United States dollars on conversion of a sum paid in a judgment currency, which amount is in excess of the judgment or order given or made in United States dollars, such Underwriter shall remit such excess to the Guarantor.

      SECTION 15. Effect of Headings.

      The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the UBS Entities a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the UBS Entities in accordance with its terms.

                                    Very truly yours,

                                    UBS AG

                                    By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                    By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                    UBS PREFERRED FUNDING COMPANY LLC__

                                    By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                    By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                    UBS PREFERRED FUNDING TRUST ___

                                    By:  UBS PREFERRED FUNDING COMPANY LLC ___,
                                         as Grantor


                                    By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                    By:
                                         ---------------------------------------
                                         Name:
                                         Title:

Confirmed and Accepted,
as of the date first above written:

UBS SECURITIES LLC
      Acting on behalf of itself and as
      Representative of the other Underwriters named in Schedule A hereto.

By:
   -----------------------------
   Name:
   Title:

By:
   -----------------------------
   Name:
   Title

                                   SCHEDULE A



                                                        Number of
Name of Underwriter                               Preferred Securities
-------------------                               --------------------
UBS Securities LLC
[insert names of other underwriters]





                                                  ------------------
TOTAL
                                                  ==================

                                   SCHEDULE B

      1. The initial public offering price per security for the Trust Preferred Securities, determined as provided in said Section 2, shall be $[1,000] [25].

      2. The purchase price per security for the Trust Preferred Securities to be paid by the several Underwriters shall be $[1,000][25], being an amount equal to the initial public offering price set forth above.

      3. The compensation per Trust Preferred Security to be paid by the Trust to the several Underwriters in respect of their commitments hereunder shall be $___ per Trust Preferred Security (or $___ in the aggregate).

                                   SCHEDULE C

                       PERMITTED FREE WRITING PROSPECTUSES

                                                                       EXHIBIT A

                        FORM OF OPINION OF SWISS COUNSEL

      1. The Guarantor has been duly incorporated and is validly existing as a corporation under the laws of Switzerland.

      2. The Guarantor has the corporate power and authority to execute and deliver each of the UBS Documents and to perform its obligations under each of these agreements.

      3. The Guarantor has taken all necessary corporate action to authorize the execution and delivery by the Guarantor of each of the UBS Documents and the performance by the Guarantor of its obligations under each of these agreements.

      4. The Underwriting Agreement, Guarantee, Subordinated Notes and Administration Agreement have been duly executed and delivered by the Guarantor and the choice of New York law as the law expressed to be governing each of these agreements or documents will be recognized under the laws of Switzerland. Accordingly, (i) New York law will determine the validity, binding nature and enforceability of each of these agreements or documents, and (ii) these agreements or documents will, according to the courts of Switzerland duly applying New York law, constitute valid and legally binding obligations of the parties thereto, enforceable against the parties thereto in accordance with their terms.

      5. The LLC Agreement has been duly executed and delivered by the Guarantor and the choice of Delaware law as the law expressed to be governing the LLC Agreement will be recognized under the laws of Switzerland. Accordingly, (i) Delaware law will determine the validity, binding nature and enforceability of the LLC Agreement and (ii) the LLC Agreement will, according to the courts of Switzerland duly applying Delaware law, constitute valid and legally binding obligations of the parties thereto, enforceable against the parties thereto in accordance with their respective terms.

      6. The execution and delivery by the Guarantor and the other parties thereto of each of the UBS Documents and the performance by the Guarantor and the other parties thereto of their respective obligations under each of the UBS Documents do not and will not conflict with or result in a breach of any provision of the laws of Switzerland or of the Articles of Association.

      7. No license, authorization, permission or consent from any public authority or governmental agency of Switzerland is required by the laws of Switzerland for the valid execution and delivery by the Guarantor and the other parties thereto of each of the UBS Documents or for the performance by the Guarantor and the other parties thereto of their respective obligations under each of the UBS Documents.

      8. In order to insure the legality, validity, enforceability or admissibility in evidence of each of the UBS Documents, it is not necessary that they be filed or recorded with any public office in Switzerland.

      9. No exchange control regulations are currently in force in Switzerland and no authorization, approval, consent or license of any governmental authority or agency of or in Switzerland is required for the payment by the Trust of any amounts pursuant to the terms of the Trust Preferred Securities or for the payment by the Guarantor of any amount pursuant to the terms of the Guarantee or the Subordinated Notes.

      10. The Guarantor can sue and be sued in its own name.

      11. It is not necessary that Wilmington Trust Company, acting in its capacity as the Guarantee Trustee under the Guarantee, should be licensed, qualified or otherwise entitled to carry on business in Switzerland (i) in order to enable it to enforce its rights, or exercise any power, duty or obligation conferred or imposed on it, under the Guarantee (including, without limitation, its right to bring a claim or a proceeding on behalf of the Holders (as defined in the Guarantee) in a court of competent jurisdiction in Switzerland to enforce the obligations of the Guarantor thereunder) or (ii) by reason of the execution of the Guarantee by the Guarantee Trustee or of the performance by the Guarantee Trustee of its obligations thereunder.

      12. To our knowledge, there is no pending or threatened action, suit or proceeding before any Swiss canton or federal, or any other (whether or not in Switzerland) court or governmental agency, authority or body involving the UBS Entities or any of their subsidiaries of a character required to be disclosed in the Prospectus (including any material incorporated therein), that is not adequately disclosed as required.

                                                                       EXHIBIT B

                  FORM OF OPINION OF SULLIVAN & CROMWELL LLP

      1. The Guarantee and the Trust Agreement have each been qualified under the Trust Indenture Act.

      2. None of the UBS Entities is, or after giving effect to the offering and sale of the Securities and the application of the net proceeds therefrom as described in the Prospectus will be, required to be registered as an "investment company" under the Investment Company Act.

      3. No consent, approval, authorization or order of any court or governmental agency or body of the federal government of the United States or the State of New York is required for the issuance and sale of the Securities by the UBS Entities and the compliance by the UBS Entities with the provisions of each of the Transaction Documents to which they are party have been obtained or made except as have been obtained.

      4. The statements in the Prospectus under the captions "The UBS Preferred Funding Trusts", "The UBS Preferred Funding Companies", "Description of Trust Preferred Securities", "Description of Company Preferred Securities", "Description of UBS AG Subordinated Guarantees" and "Description of Subordinated Notes of UBS AG" and the statements in the Prospectus Supplement under the captions "Summary", "Supplemental Information Regarding UBS Preferred Funding Trust ___ ", "Supplemental Information Regarding UBS Preferred Funding Company LLC ___ ", "Description of Trust Preferred Securities", "Description of Company Preferred Securities", and "Description of Subordinated Notes of UBS AG", insofar as such statements purport to constitute a summary of the terms of any of the Transaction Documents, constitute accurate summaries thereof in all material respects.

      5. We hereby confirm, subject to the qualifications set forth herein, the statements in the Prospectus under the caption "U.S. Tax Considerations" are an accurate summary of the U.S. federal income tax matters described therein.

      6. The Registration Statement and the Prospectus (including all material incorporated by reference therein but other than the reports of experts pertaining to the financial statements and the financial statements and other financial and statistical information contained therein, as to which we express no opinion), comply as to form in all material respects with the applicable requirements of the Act and the Trust Indenture Act.

      7. The consummation of the transactions contemplated in the Transaction Documents and the compliance with the terms thereof do not and will not violate any existing applicable New York or federal law, rule or regulation; provided, however, that, for purposes of this paragraph, we express no opinion with respect to Federal or state securities laws, other antifraud laws and fraudulent transfer laws; provided, further, that insofar as performance by the UBS Entities of their obligations under each of the Transaction Documents is concerned, we express no opinion as to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and relating to general equitable principles.

      8. To our knowledge, there is no pending or threatened action, suit or proceeding before any New York or U.S. federal court or governmental agency, authority or body involving the UBS Entities or any of their subsidiaries of a character required to be disclosed in the Prospectus that is not adequately disclosed as required.

      9. Assuming due authorization, execution and delivery by each of the parties thereto, the Underwriting Agreement, the Trust Agreement, the Subordinated Notes Purchase Agreement and the Administration Agreement constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

      10. Assuming due authorization, execution and delivery by each of the parties thereto, the Underwriting Agreement, the LLC Agreement and the Trust Agreement constitute valid and binding agreements of the Trust, enforceable against the Trust in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

      11. Assuming due authorization, execution and delivery by each of the parties thereto, the Guarantee constitutes a valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

      12. Each part of the Registration Statement, when such part became effective, and the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the requirements of the Securities Act, the Trust Indenture Act of 1939 and the applicable rules and regulations of the Commission thereunder. Further, nothing that came to our attention in the course of such review has caused us to believe that, insofar as relevant to the offering of the Securities,

      (a) any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or

      (b) the Disclosure Package, as of [__:00] [A/P].M. (New York City time) on ______, __, 2006 (which you have informed us is prior to the time of the first sale of the Securities by any Underwriter) contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

      (c) the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                       EXHIBIT C

             FORM OF OPINION OF DELAWARE COUNSEL TO THE UBS ENTITIES

      1. The Company has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act.

      2. Under the LLC Agreement and the Delaware LLC Act, the Company has all necessary limited liability company power and authority to conduct its business as described in the Prospectus, to execute and deliver the Underwriting Agreement, the Trust Agreement and the Administration Agreement, and to perform its obligations under each such agreement.

      3. The Company Preferred Securities issued to the Trust have been duly authorized and validly issued and, subject to the qualifications set forth in the following paragraph, are fully paid and nonassessable limited liability company interests in the Company.

      4. The Trust, as a member of the Company, shall not be obligated personally for any of the debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise solely by reason of being a member of the Company, except as the Trust may be obligated to make payments provided for in the LLC Agreement and to repay any funds wrongfully distributed to it.

      5. The provisions of the LLC Agreement, including the terms of the Company Preferred Securities, are permitted under the Delaware LLC Act.

      6. The LLC Agreement constitutes a legal, valid and binding agreement of the Guarantor and the Trust, and is enforceable against the Guarantor and the Trust in accordance with its terms.

      7. Under the LLC Agreement and the Delaware LLC Act, the Company has taken all necessary limited liability company action to authorize the execution and delivery by the Company of each of the Transaction Documents to which it is a party and the Company Preferred Securities, and to perform its obligations thereunder.

      8. The issue and sale by the Company of the Company Preferred Securities to the Trust pursuant to the LLC Agreement and the Underwriting Agreement, and the performance by the Company of its obligations under each of the Transaction Documents to which it is a party, will not violate (i) any Delaware statute, rule or regulation, or (ii) the Certificate of Formation of the Company or the LLC Agreement.

      9. No consent, approval, authorization, order, registration, filing or qualification of or with any Delaware court or Delaware governmental agency or body is required solely in connection with (i) the issuance and sale by the Company of the Company Preferred Securities to the Trust as contemplated by the Prospectus, or (ii) the execution, delivery and performance by the Company of any of the Transaction Documents to which it is a party.

      10. Under the LLC Agreement and the Delaware LLC Act, the issuance by the Company of the Company Preferred Securities is not subject to any preemptive purchase rights of any person.

      11. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Trust Act.

      12. Under the Trust Agreement and the Delaware Trust Act, the Trust has all necessary trust power and authority to conduct its business as described in the Prospectus, to execute and deliver each of the Transaction Documents to which it is a party, and to perform its obligations under each such agreement.

      13. The provisions of the Trust Agreement, including the terms of the Trust Preferred Securities, are permitted under the Delaware Trust Act.

      14. The Trust Agreement constitutes a legal, valid and binding agreement of the Company and the Trustee and is enforceable against the Company and the Trustee in accordance with its terms.

      15. The Trust Preferred Securities are duly authorized by the Trust Agreement and when authenticated, issued and delivered in accordance with the Trust Agreement, the Trust Preferred Securities will be duly and validly issued and, subject to the qualifications set forth in the following paragraph, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

      16. The holders of Trust Preferred Securities, in their capacity as such, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the holders may be obligated to make payments as set forth in the Trust Agreement.

      17. Under the Trust Agreement and the Delaware Trust Act, the execution and delivery by the Trust of each of the Transaction Documents to which it is a party, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust.

      18. No consent, approval, authorization, order, registration or qualification of or with any Delaware court or Delaware governmental agency or Delaware body is required solely in connection with (i) the issuance and sale by the Trust of the Trust Preferred Securities to the holders as contemplated by the Prospectus, and (ii) the execution, delivery and performance by the Trust of each of the Transaction Documents to which it is a party.

      19. Under the Delaware Trust Act and the Trust Agreement, the issuance of the Trust Preferred Securities is not subject to any preemptive purchase rights of any person.

      20. The issue and sale by the Trust of the Trust Preferred Securities pursuant to the Trust Agreement and the Underwriting Agreement, and the performance by the Trust of its obligations under each of the Transaction Documents to which it is a party, will not violate (i) any Delaware statute, rule or registration, or (ii) the Certificate of Trust or the Trust Agreement.

                                                                       EXHIBIT D

                  FORM OF OPINION OF COUNSEL TO THE TRUSTEES

      1. Wilmington Trust Company is a banking corporation validly existing under the laws of the State of Delaware.

      2. The Guarantee Trustee has the requisite power and authority to execute, deliver and perform its obligations under the Guarantee and has taken all necessary action to authorize the execution, delivery and performance of the Guarantee.

      3. The Trustee has the requisite power and authority to execute and deliver the Trust Agreement and the Guarantee Trustee has the requisite power and authority to execute and deliver the LLC Agreement, and each has taken all necessary action to authorize the execution and delivery of the Trust Agreement and the LLC Agreement, as the case may be.

      4. Each Transaction Document to which either of the Trustees is a party has been duly executed and delivered by the appropriate one of the Trustees.


                                      D-1